Exhibit 99.1
                                                            ------------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of eSpeed, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED:  May 30, 2006


                                      JAY GOLDMAN ASSET MANAGEMENT, L.L.C.

                                      By:  /s/ Jay G. Goldman
                                           -------------------------------------
                                           Name:   Jay G. Goldman
                                           Title:  Manager


                                      J. GOLDMAN CAPITAL ADVISORS, L.P.

                                      By:  J. Goldman Capital Management, Inc.,
                                           its general partner

                                           By:  /s/ Jay G. Goldman
                                                --------------------------------
                                                Name:  Jay G. Goldman
                                                Title: President


                                      JAY G. GOLDMAN

                                      /s/ Jay G. Goldman
                                      ------------------------------------------
                                      Jay G. Goldman

                                      NEWBERG FAMILY TRUST u/d/t 12/18/90

                                      By:  /s/ Bruce L. Newberg
                                           -------------------------------------
                                           Name:  Bruce L. Newberg
                                           Title: Trustee



                                      BRUCE L. NEWBERG

                                      /s/ Bruce L. Newberg
                                      ------------------------------------------
                                      Bruce L. Newberg


     [JOINT FILING AGREEMENT FOR SCHEDULE 13G WITH RESPECT TO ESPEED, INC.]